CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  November 1999

I.   Original Deal Parameters
     ------------------------
(a)  Pool Balance                                                    705,106,000
(b)  Initial Invested Amount                                         300,000,000
(c)  Original Investor Allocation Percentage                              71.90%
(d)  Certificate Rate                                                      6.00%
(e)  Servicing Fee per Annum                                               0.25%
(f)  Original Required Subordinated Amount                            49,676,362

II.  Allocation Percentages
     ----------------------
(a)  Series Allocation Percentage                                        100.00%
(b)  Investor Allocation Percentage                                       49.64%
(c)  Investor Ownership Percentage                                        31.52%

III. Receivables in the Trust
     ------------------------
(a)  Pool Balance at end of month                                    951,702,000
(b)  Interline Payables                                              160,590,000
(c)  Receivables 91+ days past invoice                                51,386,000
(d)  Ineligible Receivables                                                    0
(e)  Overconcentrated Amount                                           7,279,000
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]      732,447,000
(g)  Unallocated Collections                                                   0
(h)  Net Series Pool Balance [(f) * II.(a)]                          732,447,000
(i)  Series Allocation Percentage
     * Unallocated Collections [(g) * II.(a)]                                  0
(j)  Required Net Series Pool Balance [VI.(f) below]                 363,598,824

IV.  Monthly Activity
     ----------------
(a)  Pool Balance at beginning of month                              921,793,000
(b)  Total pool collections                                          568,657,000
(c)  Total new invoices sold to Trust                                613,980,000
(d)  Dilutions                                                        15,268,000
(e)  Charged-Off Receivables                                             146,000
(f)  Reassigned Receivables                                                    0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]          951,702,000
(h)  Miscellaneous Payments                                                    0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  November 1999

V.   Receivables Performance
     -----------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                              77.64%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                   36.1
(c)  Delinquency Data
         0 - 30 Days from Invoice                                   708,519,000
         31 - 60 Days from Invoice                                  143,993,000
         61 - 90 Days from Invoice                                   47,804,000
         91 - 120 Days from Invoice                                  14,515,000
         121 - 150 Days from Invoice                                  8,749,000
         151 - 180 Days from Invoice                                  6,619,000
         181 - 210 Days from Invoice                                  3,162,000
         211 - 240 Days from Invoice                                  2,154,000
         241 + Days from Invoice                                     16,187,000
                                                              ------------------
         TOTAL                                                      951,702,000

VI.  Reserves
     --------
(a)  Subordination Percentage [IX.(k) below]                              14.49%
(b)  Invested Amount                                                 300,000,000
(c)  Available Subordinated Amount
     [((a) / (1 - (a))) * ((b) + (d) + (e))+III (e)]                  58,906,246
(d)  Yield Reserve                                                     4,500,000
(e)  Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                       192,578
(f)  Required Net Series Pool Balance                                363,598,824

VII. Collections
     -----------
(a)  Total Pool Collections [IV.(b) above]                           568,657,000
(b)  Miscellaneous Payments [IV.(h) above]                                     0
(c)  Series Excess Collections                                                 0
(d)  Series Allocable Collections [(a) * II.(a)]                     568,657,000
(e)  Investor Collections [(d) * II.(b)]                             282,290,755
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                   0
(g)  Available Investor Collections [(c) + (e) + (f)]                282,290,755
(h)  Monthly Interest                                                  1,500,000
(i)  Interest Shortfall                                                        0
(j)  Monthly Servicing Fee
     [I.(e) / 12 * IV.(g) * VI.(b) / (III.(f) * II.(a))]                  81,209
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.(b) below]       0

VIII.Monthly Investor Principal
     --------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]       280,709,546
(b)  Available Principal Collections (a)                             280,709,546
(c)  Controlled Deposit Amount                                                 0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                        0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]           0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  November 1999

IX.  Subordination Percentage
     ------------------------
(a)  Subordination Percentage Floor                                       13.00%
(b)  Average Dilution Ratio (last 12 months)                               1.88%
(c)  Highest Dilution Ratio (last 12 months)                               2.36%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                   105.85%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]   5.61%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)            0.42%
(g)  Default Horizon Ratio                                               370.21%
(h)  Loss Percentage [2.5 * (f) * (g)]                                     3.86%
(i)  Dilution Percentage + Loss Percentage                                 9.47%
(j)  12.5% + (b) * (d)                                                    14.49%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]              14.49%

X.   Investor Charge-Offs
     --------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]              46,023
(b)  Investor Recoveries                                                       0
(c)  Loss Reserve                                                     58,906,246
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                        0
(e)  Cumulative Investor Charge-offs [including (d) above]                     0

XI.  Invested Amount
     ---------------
(a)  Beginning Invested Amount                                       300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                             0
(c)  Amount on deposit in Principal Funding Account                            0
(d)  Distributions of Principal                                                0
(e)  Ending Invested Amount                                          300,000,000

XII. Amortization Events
     -------------------
(a)  Breach of material  covenant or agreement  uncured for 30 days           No
(b)  Breach of  Representation  or Warranty  not  corrected  for 30 days      No
(c)  Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT           No
(d)  Trust  is  deemed  an "Investment Company"                               No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
      make deposit to Retained Collection Account                             No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance         No
(g)  Any Series 1998-1 Servicer Default                                       No
(h)  Termination Notice delivered to Servicer                                 No
(i)  Invested Amount not paid in full on Expected Final Payment Date          No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  December 27, 1999

Collection Period:  November 1999

POOL COLLECTIONS
----------------

Total Pool Collections                                            568,657,000.00

Total Collections Available                                       568,657,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                      100.00%

Investor Ownership Percentage                                             31.52%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                      1,500,000.00

Total amount distributed allocable to Interest                              5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                          0.00

Total amount distributed allocable to Principal                             0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                     0.00

Amounts on deposit in the Principal Funding                                 0.00

Ending Invested Amounts                                           300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                            0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                              0.00
Beginning Investor Charge-Offs per $1,000                                   0.00

Additional Investor Charge-Offs                                             0.00
Additional Investor Charge-Offs per $1,000                                  0.00

Reimbursements:
Reinstatement of Investor Certificates                                      0.00
Reinstatement of Investor Certificates per $1,000                           0.00

Ending Investor Charge-Offs                                                 0.00
Ending Investor Charge-Offs per $1,000                                      0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                   951,702,000.00

Ending Net Receivables Pool Balance                               732,447,000.00

Ending Net Series Pool Balance                                    732,447,000.00